SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             McDATA CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



               Delaware                                  84-1421844
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

310 Interlocken Parkway, Broomfield, CO                   80021
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(Address of principal executive offices)               (Zip Code)



If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), check the following box. [   ]     A.(d), check the following box. [ X ]


Securities Act registration statement file number to which this form
relates:     N/A
        -----------

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class           Name of each exchange on which
         to be registered             each class is to be registered
        -------------------           ------------------------------
                N/A                                N/A

Securities to be registered pursuant to Section 12(g) of the Act:

              Class A Common Stock, par value $0.01 per share
              -----------------------------------------------
                              (Title of class)






               INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            Capital Stock

            The description under the heading "Description of Capital Stock" relating to the Registrant's Class A common stock, par value $0.01 per share, in the Registrant's Prospectus filed with the Securities and Exchange Commission on August 9, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Prospectus"), is hereby incorporated by reference and made a part hereof.

            The Investors' Rights Agreement dated as of October 1, 1997 by and among the Registrant, EMC Corporation and certain holders of the Registrant's common stock (the "Investors' Rights Agreement") (included as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-38106), as initially filed with the Securities and Exchange Commission on May 31, 2000, and as amended by Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9 thereto (as so amended, the "Registration Statement")) was terminated as of January 24, 2001. Upon such termination, the rights to purchase equity securities provided for in the Investors' Rights Agreement and described in the Prospectus under the heading "Description of Capital Stock - - Preemptive Rights," and the rights of first refusal with respect to certain transfers of shares of the Registrant's common stock provided for in the Investors' Rights Agreement and described in the Prospectus under the heading "Description of Capital Stock - - Right of First Refusal" ceased to be in effect.

ITEM 2.     EXHIBITS

            3.1 Amended and Restated Certificate of Incorporation of the Registrant (included as Exhibit 3.1 to the Registration Statement and incorporated by reference herein)

            3.2 Amended and Restated By-Laws of the Registrant (included as Exhibit 3.2 to the Registration Statement and incorporated by reference herein)

            4.1         Form of Registrant's Class A Common Stock Certificate



                                 SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    McDATA CORPORATION


                                    By  /s/ John F. McDonnell
                                      -------------------------------------
                                      John F. McDonnell
                                      President and Chief Executive Officer


Dated:  January 24, 2001



EXHIBIT
NUMBER      EXHIBITS
-------     --------
3.1         Amended and Restated Certificate of Incorporation of the
            Registrant(included as Exhibit 3.1 to the Registration Statement and incorporated by reference herein)

3.2         Amended and Restated By-Laws of the Registrant (included as
            Exhibit 3.2 to the Registration Statement and incorporated by reference herein)

4.1.        Form of Registrant's Class A Common Stock Certificate